POSTAL REALTY TRUST, INC. REPORTS FOURTH QUARTER AND YEAR END 2025 RESULTS

- Initial 2026 AFFO Guidance of $1.39 to $1.41 per diluted share -
- Initial 2026 Acquisition Volume Guidance of $115 Million to $125 Million -
- Subsequently Expanded Aggregate Unsecured Credit Facilities by $115 Million to $555 Million -
- Subsequent $44.2 Million of Equity Sales via ATM Program -

Cedarhurst, New York, February 24, 2026 (GLOBE NEWSWIRE) — Postal Realty Trust, Inc. (NYSE: PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 2,200 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last-mile post offices to industrial facilities, today announced results for the quarter and year ended December 31, 2025.

Highlights for the Quarter Ended December 31, 2025

•Acquired 65 USPS properties for approximately $29.1 million, excluding closing costs
•Net income attributable to common shareholders was $4.6 million, or $0.15 per diluted share
•Funds from Operations ("FFO") was $12.4 million, or $0.37 per diluted share
•Adjusted Funds from Operations ("AFFO") was $11.1 million, or $0.33 per diluted share

Highlights for the Year Ended December 31, 2025

•Acquired 216 properties for approximately $123.1 million, excluding closing costs
•Rental income increased 27.6% from 2024 to 2025, reflecting internal growth and acquisitions
•Net income attributable to common shareholders was $14.1 million, or $0.47 per diluted share
•FFO was $42.4 million, or $1.33 per diluted share
•AFFO was $42.1 million, or $1.32 per diluted share
•Paid aggregate dividends of $0.97 per share for calendar year 2025
•Amended, extended, and expanded unsecured credit facilities to $440 million, extending the revolver maturity date to November 2029 and Term Loan to January 2030
•Raised total gross proceeds of $48.4 million through its at-the-market equity offering program during the year
•Agreed to new rents on all negotiated leases with the USPS for leases that expired and those set to expire in 2026 except for five recent 2025 acquisitions

Highlights Subsequent to December 31, 2025

•Raised the quarterly dividend to $0.2450 per share, a 1.0% increase over the fourth quarter 2024 dividend
•Expanded aggregate unsecured credit facilities by $115 million to $555 million and added The Bank of Nova Scotia as a lender under the Credit Agreement
•Raised $44.2 million of gross proceeds through the at-the-market equity offering program

“In 2025, we exceeded expectations across the business, driven by the durability of our portfolio and our differentiated business model," said Andrew Spodek, Chief Executive Officer. "Our success acquiring high quality postal properties last year increased the size of our portfolio by 20%, growth that was supported by the systems and technology investments we’ve made. With ample liquidity to start 2026, we are positioned to continue executing on our growing pipeline of accretive acquisitions. We are confident in the opportunities ahead and the essential role of our critical logistics infrastructure.”

Property Portfolio & Acquisitions

The Company’s owned portfolio was 99.8% occupied with 1,917 properties across 49 states and one territory with approximately 7.1 million net leasable interior square feet and a weighted average rental rate of $11.88 per leasable square foot based on rents in place as of December 31, 2025. The weighted average rental rate consisted of $14.09 per occupied leasable square foot on last-mile and flex properties, and $4.23 on industrial properties.

During the fourth quarter, the Company acquired 65 last-mile and flex properties leased to the USPS for approximately $29.1 million, excluding closing costs, comprising approximately 142,000 net leasable interior square feet at a weighted average rental rate of $16.55 per leasable square foot based on rents in place as of December 31, 2025. For the full year 2025, the Company acquired 216 properties leased to the USPS for approximately $123.1 million, excluding closing costs, comprising approximately 642,000 net leasable interior square feet at a weighted average rental rate of $16.24 per leasable square foot based on rents in place as of December 31, 2025. These acquisitions were completed at a weighted average cash capitalization rate of approximately 7.7%.

Balance Sheet & Capital Markets Activity

As of December 31, 2025, the Company had approximately $2.0 million of cash and property-related reserves, and approximately $361 million of net debt with a weighted average interest rate of 4.38%. At the end of the fourth quarter, 89% of the Company's debt outstanding was set to fixed rates (when taking into account interest rate hedges), and the Company's $150 million revolving credit facility had $111 million undrawn.

Through its at-the-market offering program, the Company issued 807,184 shares of common stock at an average gross sales price of $15.63 per share generating gross proceeds of $12.6 million during the fourth quarter and 3,154,321 shares of common stock at an average gross sales price of $15.34 per share generating gross proceeds of $48.4 million during the year.
Subsequent to quarter end, the Company issued 512,421 shares of common stock through its at-the-market equity offering program at an average price of $16.88 per share for total gross proceeds of $8.6 million. Additionally, the Company entered into forward sales transactions under its at-the-market equity offering program for approximately an additional 2.0 million shares of common stock totaling gross proceeds of approximately $35.6 million at a weighted average price per share of $17.88. All forward shares remained unsettled.

On February 20, 2026, the Company entered into an agreement with its lenders under the revolving credit facility to increase commitments pursuant to which (i) the revolving credit facility was increased by $100.0 million to $250.0 million in the aggregate, (ii) the 2028 Term Loan was increased by $15.0 million to $190.0 million in the aggregate (all of which has been advanced to the Company) and (iii) The Bank of Nova Scotia was added as a lender under the Credit Agreement.

Dividend

On January 29, 2026, the Company declared a quarterly dividend of $0.2450 per share of Class A common stock. The dividend equates to $0.98 per share on an annualized basis. The dividend will be paid on February 27, 2026 to stockholders of record as of the close of business on February 13, 2026.

2026 Guidance

2026 Guidance

	Low		High
AFFO per Diluted Share	$1.39	to	$1.41
Acquisition Volume	$115 million	to	$125 million
Cash G&A Expense	$11.5 million	to	$12.5 million

Note: The Company does not provide guidance with respect to the most directly comparable GAAP financial measure or provide reconciliations to GAAP from its forward-looking non-GAAP financial measure of AFFO per share guidance due to the inherent difficulty of forecasting the effect, timing and significance of certain amounts in the reconciliation that would be required by Item 10(e)(1)(i)(B) of Regulation S-K. Examples of these amounts include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions or developments. In addition, certain non-recurring items may also significantly affect net income but are generally adjusted for in AFFO. Based on our historical experience, the dollar amounts of these items could be significant, and could have a material impact on the Company's GAAP results for the guidance period.

Webcast and Conference Call Details

The Company will host a webcast and conference call to discuss the fourth quarter 2025 financial results on on Wednesday, February 25, 2026, at 9:00 A.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://investor.postalrealtytrust.com/Investors/events-and-presentations/default.aspx. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-877-407-9208. International callers should dial 1-201-493-6784.

Replay

A telephonic replay of the call will be available starting at 1:00 P.M. Eastern Time on Wednesday, February 25, 2026, through 11:59 P.M. Eastern Time on Wednesday, March 11, 2026, by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally. The passcode for the replay is 13757206.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, FFO, AFFO and net debt, as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than the Company does and therefore the Company’s computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures and leasing costs that are recurring in nature, excluding expenditures that (i) are for items identified or existing at the time a property was acquired or contributed (including through the Company's formation transactions), (ii) are part of a strategic plan intended to increase the value or revenue-generating ability of a property, (iii) are for replacements of roof or parking lots, (iv) are considered infrequent or extraordinary in nature, or (v) for casualty damage), acquisition-related expenses (defined as expenses that are incurred for investment purposes and business acquisitions and do not correlate with the ongoing operations of the Company's existing portfolio, including due diligence costs for acquisitions not consummated and certain professional fees incurred that were directly related to completed acquisitions or dispositions and integration of acquired business) that are not capitalized, and certain other non-recurring expenses and then adding back non-cash items including: write-off and amortization of deferred financing fees, straight-line rent and other adjustments (including lump sum catch up amounts for increased rents, net of any lease incentives), fair value lease adjustments, non-real estate depreciation and amortization, non-cash components of compensation expense and casualty losses (recoveries) (which beginning in Q2 2025, includes income (expenses) on insurance recoveries from casualties) and, for periods prior to Q2 2025, income (expenses) on insurance recoveries from casualties. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company's operating performance. The Company believes that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of the Company's ability to make capital investments. Other REITs may not define AFFO in the same manner as the Company does and therefore the Company's calculation of AFFO may not be comparable to such other REITs.

The Company calculates its net debt as total debt less cash and property-related reserves. Net debt as of December 31, 2025 is calculated as total debt of approximately $363.2 million less cash and property-related reserves of approximately $2.0 million.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of the Company’s operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by the Company’s competitors and other REITs and provides a more complete understanding of the Company’s performance and a more informed and appropriate basis on which to make investment decisions.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s anticipated growth and ability to obtain financing and close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 2,200 properties leased primarily to the USPS. More information is available at postalrealtytrust.com.

Contact:

Steve Bakke
EVP and Chief Financial Officer
Email: Sbakke@postalrealty.com
Phone: (516) 734-0420

Jordan Cooperstein
Senior Vice President of Finance, Capital Markets
Email: Jcooperstein@postalrealty.com
Phone: (516) 295-7820

Postal Realty Trust, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues:
Rental income	$25,403	$20,403	$93,305	$73,143
Fee and other	593	965	2,518	3,229
Total revenues	25,996	21,368	95,823	76,372
Operating expenses:
Real estate taxes	3,039	2,676	11,326	9,850
Property operating expenses	2,904	2,117	9,704	9,124
General and administrative	4,189	3,912	17,192	16,008
Casualty and impairment (gains) losses, net	(677)	188	(775)	404
Depreciation and amortization	6,342	5,627	23,989	22,202
Total operating expenses	15,797	14,520	61,436	57,588

(Loss) gain on sale of real estate assets	—	2,393	(49)	2,393

Income from operations	10,199	9,241	34,338	21,177

Other (expense) income	—	(53)	30	21

Interest expense, net:
Contractual interest expense	(4,082)	(3,270)	(15,239)	(12,041)
Write-off and amortization of deferred financing fees and amortization of debt discount	(232)	(204)	(869)	(746)
Loss on early extinguishment of debt	—	—	(142)	—
Interest income	—	13	7	26
Total interest expense, net	(4,314)	(3,461)	(16,243)	(12,761)

Income before income tax benefit (expense)	5,885	5,727	18,125	8,437
Income tax benefit (expense)	2	(42)	(27)	(116)

Net income	5,887	5,685	18,098	8,321
Net income attributable to operating partnership unitholders’ non-controlling interests	(1,245)	(1,180)	(3,949)	(1,725)

Net income attributable to common stockholders	$4,642	$4,505	$14,149	$6,596

Net income per share:
Basic and Diluted	$0.15	$0.17	$0.47	$0.21

Weighted average common shares outstanding:
Basic and Diluted	26,021,962	23,130,477	24,349,251	22,565,155

Postal Realty Trust, Inc.
Consolidated Balance Sheets
(In thousands, except par value and share data)

	December 31, 2025	December 31, 2024
Assets
Investments:
Real estate properties, at cost:
Land	$163,485	$128,457
Building and improvements	603,390	512,248
Tenant improvements	8,649	7,501
Total real estate properties, at cost	775,524	648,206
Less: Accumulated depreciation	(74,769)	(58,175)
Total real estate properties, net	700,755	590,031
Investment in financing leases, net	15,851	15,951
Total real estate investments, net	716,606	605,982
Cash	1,454	1,799
Escrow and reserves	643	744
Rent and other receivables	5,232	6,658
Prepaid expenses and other assets, net	11,800	14,519
Goodwill	1,536	1,536
Deferred rent receivable	5,373	2,639
Lease intangible assets, net	16,413	12,941
Total Assets	$759,057	$646,818

Liabilities and Equity
Liabilities:
Term loans, net	$288,313	$248,790
Revolving credit facility	39,000	14,000
Secured borrowings, net	33,828	33,918
Accounts payable, accrued expenses and other, net	18,597	16,441
Below market leases, net	19,758	16,171
Total Liabilities	399,496	329,320

Commitments and Contingencies

Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized, 26,849,381 and 23,494,487 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	268	235
Class B common stock, par value $0.01 per share; 27,206 shares authorized, 27,206 shares issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	358,001	310,031
Accumulated other comprehensive income	954	5,230
Accumulated deficit	(74,024)	(64,211)
Total Stockholders’ Equity	285,199	251,285
Operating partnership unitholders’ non-controlling interests	74,362	66,213
Total Equity	359,561	317,498
Total Liabilities and Equity	$759,057	$646,818

Postal Realty Trust, Inc.
Reconciliation of Net Income to FFO and AFFO
(Unaudited)
(In thousands, except share data)

	For the Three Months Ended December 31, 2025	For the Twelve Months Ended December 31, 2025
Net income	$5,887	$18,098
Depreciation and amortization of real estate assets	6,314	23,879
Loss on sale of real estate assets	—	49
Impairment charges	150	408
Funds from operations (FFO)	$12,351	$42,434
Recurring capital expenditures	(247)	(830)
Write-off and amortization of deferred financing fees and amortization of debt discount	232	869
Loss on early extinguishment of debt	—	142
Straight-line rent and other adjustments	(1,005)	(2,737)
Fair value lease adjustments	(924)	(3,629)
Acquisition-related and other expenses	39	651
Income on insurance recoveries from casualties	—	(30)
Casualty gains, net	(827)	(1,183)
Non-real estate depreciation and amortization	28	110
Non-cash components of compensation expense	1,499	6,311
Adjusted funds from operations (AFFO)	$11,146	$42,108
FFO per common share and common unit outstanding	$0.37	$1.33
AFFO per common share and common unit outstanding	$0.33	$1.32
Weighted average common shares and common units outstanding, basic and diluted	33,620,211	31,802,821